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                                      | PROCEDURE NUMBER: 253C
          HUMAN RESOURCES             |----------------------------------------
      POLICIES AND PROCEDURES         | EFFECTIVE DATE:  03/10/97
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TITLE: EXECUTIVE SALARY CONTINUATION  | REVISED DATE:
       BENEFIT - OFFICERS             |----------------------------------------
                                      | PAGE: 1 OF 1
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I.   POLICY

     Under certain circumstances, the Company will grant separation pay (salary continuation benefits and/or pay in lieu of notice) in instances where the Company eliminates an employee's position.

II.  SCOPE

     This policy applies to any Executive Committee member who is NOT party to an individual employment contract.

III. BASIC PROVISIONS

     1. Such employees will be eligible to receive salary continuation benefits if they are laid off from the Company due to:

        A. Transfer of or elimination of a function, department or facility due to reductions in work force, realignment, sale or closing of operations, or;

        B. Discontinuation of or restructuring of a position or function to improve productivity or meet changed business needs.

           The determination of whether the termination is due to either of the above situations will be made solely at the discretion of the Company.

     2. Any Executive Officer level employee who is part of a lay-off is eligible for 12 months salary continuation.

     3. Eligible Executive Officers will be required as a condition of their receipt of salary continuation benefits to actively seek and accept other employment or consulting arrangements at a similar level of management. To the extent that the Executive receives cash or other compensation in respect of such other employment or consulting position during the 12 month period following the Executive's termination, the salary continuation benefits under this policy shall be correspondingly reduced dollar for dollar.

     4. The Company will only offer this salary continuation benefit in exchange for an executed unqualified release, which will be given to the employee upon notice of termination.

     5. The Company will pay the employee all earned, unused vacation as of the date of the lay-off. This does NOT include sick time, floating holidays or personal days, and personal days or floating holidays may not be used by the employee after notice of the lay-off has been given. In the event an employee does not receive prior advance notice, they will receive 2 weeks pay in lieu of notice (in addition to the amount of salary continuation described above).